Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 5 to Registration Statement No. 333-220997 on Form S-11 of our report dated March 28, 2019, relating to the consolidated financial statements of Starwood Real Estate Income Trust, Inc. and subsidiaries appearing in the Annual Report on Form 10-K of Starwood Real Estate Income Trust, Inc. for the year ended December 31, 2018. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

New York, NY

February 3, 2020